UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2008

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah

(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 895, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01 OTHER EVENTS

On October 28, 2008, Global Clean Energy Holdings, Inc. (the “Company”) entered into a binding term sheet with a leading international carbon offset provider for the forward purchase (pre-purchase) of $1,000,000 worth of certified carbon offsets. The carbon offsets that the Company will be obligated to deliver are required to be generated from the Company’s Jatropha farms in Mexico. The $1,000,000 purchase price for the carbon credits will be paid in four installments as certain Jatropha planting milestones are met. The Company currently anticipates that the first payment will be received in the first quarter of 2009, and that all payments will be earned within 12 months thereafter. The parties’ final obligations will be set forth in a definitive agreement that the parties intend to negotiate and complete by November 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008	GLOBAL CLEAN ENERGY HOLDINGS, INC. By:/s/ RICHARD PALMER Richard Palmer, Chief Executive Officer